Exhibit 4.3

NUMBER ________-	(SEE REVERSE SIDE FOR LEGEND) THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO THE EXPIRATION DATE (DEFINED BELOW)	WARRANTS

FORTUNE JOY INTERNATIONAL ACQUISITION CORP

CUSIP [●]

WARRANT

THIS CERTIFIES THAT, for value received is the registered holder of a warrant or warrants (the “Warrant(s)”) of Fortune Joy International Acquisition Corp, a Cayman Islands exempted company (the “Company”), expiring at 5:00 p.m., New York City time, on the five year anniversary of the Company’s completion of an initial merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (a “Business Combination”), to purchase one fully paid and non-assessable Class A ordinary share, par value $0.0001 per share (“Shares”), of the Company for each Warrant evidenced by this Warrant Certificate. The Warrant entitles the holder thereof to purchase from the Company, commencing on the later of (i) 30 days after the Company’s completion of an initial Business Combination or (ii) 12 months from the closing of the Company’s initial public offering, such number of Shares of the Company at the Warrant Price (as defined below), upon surrender of this Warrant Certificate and payment of the Warrant Price at the office or agency of Continental Stock Transfer & Trust Company (the “Warrant Agent”), but only subject to the conditions set forth herein and in the Warrant Agreement, dated as of _______________, 202_, between the Company and Continental Stock Transfer & Trust Company (the “Warrant Agreement”). In no event will the Company be required to net cash settle any warrant exercise. The term “Warrant Price” as used in this Warrant Certificate refers to the price per Share at which Shares may be purchased at the time the Warrant is exercised. The initial Warrant Price per Share is equal to $11.50 per share. The Warrant Agreement provides that upon the occurrence of certain events the Warrant Price, the Redemption Trigger Price (as defined below) and the number of Shares purchasable hereunder, set forth on the face hereof, may, subject to certain conditions, be adjusted.

No fraction of a Share will be issued upon any exercise of a Warrant. If the holder of a Warrant would be entitled to receive a fraction of a Share upon any exercise of a Warrant, the Company shall, upon such exercise, round up to the nearest whole number the number of Shares to be issued to such holder.

This Warrant will expire on the date first referenced above if it is not exercised prior to such date by the registered holder pursuant to the terms of the Warrant Agreement or if it is not redeemed by the Company prior to such date.

Upon any exercise of the Warrant for less than the total number of full Shares provided for herein, there shall be issued to the registered holder hereof or the registered holder’s assignee a new Warrant Certificate covering the number of Shares for which the Warrant has not been exercised.

Warrant Certificates, when surrendered at the office or agency of the Warrant Agent by the registered holder in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.

Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.

The Company and the Warrant Agent may deem and treat the registered holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

This Warrant does not entitle the registered holder to any of the rights of a stockholder of the Company.

The Company reserves the right to call the Warrant at any time prior to its exercise with a notice of call in writing to the holders of record of the Warrant, giving at least 30 days’ notice of such call, at any time while the Warrant is exercisable, if the last sale price of the Shares has been at least $16.50 per share (the “Redemption Trigger Price”) on each of 20 trading days within any 30 trading day period (the “30-day trading period”) ending on the third trading day prior to the date on which notice of such call is given and if, and only if, there is a current registration statement in effect with respect to the Shares underlying the Warrants commencing five business days prior to the 30-day trading period and continuing each day thereafter until the date of redemption. The call price of the Warrants is to be $0.01 per Warrant. Any Warrant either not exercised or tendered back to the Company by the end of the date specified in the notice of call shall be canceled on the books of the Company and have no further value except for the $0.01 call price.

By

	Chief Executive Officer	Chief Financial Officer

SUBSCRIPTION FORM

To Be Executed by the Registered Holder(s) in Order to Exercise Warrants

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive ordinary shares in accordance with the terms of this Warrant Certificate and pursuant to the method selected below. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant Certificate. PLEASE CHECK ONE METHOD OF PAYMENT:

a “Cash Exercise” with respect to Warrant Shares; and/or

a “Cashless Exercise” with respect to Warrant Shares because on the date of this exercise, there is no effective registration statement registering the Warrant Shares, or the prospectus contained therein is not available for the resale of the Warrant Shares, in which event the Company shall deliver to the registered holder(s) ordinary shares pursuant to Section 3.3.1(b) of the Warrant Agreement.

The undersigned requests that a certificate for such shares be registered in the name(s) of:

(PLEASE TYPE OR PRINT NAME(S) AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER(S))

and be delivered to
(PLEASE PRINT OR TYPE NAME(S) AND ADDRESS)

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the registered holder(s) at the address(es) stated below:

Dated:

(SIGNATURE(S))

(ADDRESS(ES))

(TAX IDENTIFICATION NUMBER(S))

THE SIGNATURE MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES ACT OF 1933, AS AMENDED).

ASSIGNMENT

To Be Executed by the Registered Holder in Order to Assign Warrants

For Value Received, _______________________ hereby sells, assigns and transfers unto

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to
(PLEASE PRINT OR TYPE NAME AND ADDRESS)

______________________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints _________________________________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:
(SIGNATURE)

The signature to the assignment of the Subscription Form must correspond to the name written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed by a commercial bank or trust company or a member firm of the NYSE American, Nasdaq, New York Stock Exchange, Pacific Stock Exchange, or Chicago Stock Exchange.

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